Exhibit 23.1
                                                                    ------------



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 24, 1997 (exxcept with respect to the matter discussed in Note 1-Restatement, as to which the date is August 7, 1997), included in Mobile Mini, Inc.'s Form 10-K/A-3 for the year ended December 31, 1996 and to all references to our firm included in this registration statement.


                                            ARTHUR ANDERSEN LLP

Phoenix, Arizona
December 4, 1997